Exhibit 99.1

Allegro MicroSystems Reports Second Quarter 2024 Results

– Net Sales Increased by 16% Year-over-Year –

– GAAP & Non-GAAP EPS Increased 31% and 29% Respectively, Year-over-Year –

– Automotive Sales Increased by 31% Year-over-Year Led by E-Mobility –

Manchester, NH, November 2, 2023 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its second quarter which ended September 29, 2023.

“We delivered second quarter net sales of $276 million dollars, up 16% year-over-year, driven by continued strength in Automotive, which grew 31% year-over-year. We also achieved record non-GAAP Diluted Earnings per Share of $0.40, an increase of 29% year-over-year,” said Vineet Nargolwala, President and CEO of Allegro MicroSystems. “E-Mobility (which is the electrification of vehicles and adoption of ADAS feature sets) continues to fuel Allegro’s growth. Sales into e-Mobility applications increased by nearly 60% year-over-year to 50% of second quarter Automotive sales, establishing a new milestone.”

Second Quarter Financial Highlights:

In thousands, except per share data	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales
Automotive	$205,936	$189,698	$157,398	$395,634	$307,047
Industrial	51,114	68,184	48,176	119,298	88,316
Other	18,459	20,411	32,092	38,870	60,056
Total net sales	$275,509	$278,293	$237,666	$553,802	$455,419
GAAP Financial Measures
Gross margin %	57.9%	56.8%	55.5%	57.3%	55.0%
Operating margin %	26.5%	25.4%	25.2%	25.9%	16.4%
Diluted EPS	$0.34	$0.31	$0.26	$0.65	$0.32
Non-GAAP Financial Measures
Gross margin %	58.3%	57.8%	56.2%	58.1%	55.6%
Operating margin %	31.3%	30.8%	27.9%	31.0%	26.6%
Diluted EPS	$0.40	$0.39	$0.31	$0.79	$0.55

Business Outlook

For the third quarter ending December 29, 2023, and including two months of activity from the Crocus Technologies, Inc. acquisition which closed on October 31, 2023, the Company expects net sales to be in the range of $250 million to $260 million. The Company also estimates the following results on a non-GAAP basis:

•
Gross Margin is expected to be approximately 54%, reflecting lower distribution sales and the initial impact of Crocus
•
Operating Expenses are expected to decline 4% sequentially, and are anticipated to be approximately 28% of sales
•
Diluted Earnings per Share are expected to be in the range of $0.27 to $0.31

For the two-month period for which Crocus is included in the Company’s third quarter results, it is expected to add approximately $5 million to net sales, $3.5 million to interest expense, and be $0.03 dilutive to EPS.

Commenting on the outlook, Vineet Nargolwala said, “Our backlog remains robust. Our sales forecast reflects normal third quarter seasonality, lingering impacts from the UAW strike, heightened macroeconomic trends and elevated inventory levels in Industrial and Consumer markets. Over the mid and the long term, continued strong momentum in design wins (especially in our strategic focus areas of e-Mobility, Clean Energy and Automation) and deepening and expanding partnerships with leading OEMs reinforce our conviction in the target model of low double-digit sales growth and above 32% operating margin.”

Allegro has not provided a reconciliation of its third fiscal quarter outlook for non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Interest Expense and non-GAAP Diluted Earnings per Share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking U.S. generally accepted accounting principles (“GAAP”) measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Thursday, November 2, 2023 at 8:30 a.m., Eastern Time. Vineet Nargolwala, President and Chief Executive Officer, and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s business and financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release including statements regarding our future results of operations and financial position, business strategy, prospective products and the plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors affecting our business are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “would,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s current expectations, beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023. These risks and uncertainties include, but are not limited to: downturns or volatility in general economic conditions; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party semiconductor wafer fabrication facilities and suppliers of other materials; our failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; shifts in our product mix or customer mix, which could negatively impact our gross margin; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the cyclical nature of the analog semiconductor industry; any downturn or disruption in the automotive market; our ability to compensate for decreases in average selling prices of our products and increases in input costs; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; the effects of COVID-19 on our supply chain and customer demand; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to manage growth; any slowdown in the growth of our end markets; the loss of one or more significant customers; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of export restrictions and tariffs; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks, liabilities, costs and obligations related to governmental regulation and other legal obligations, including export control, privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to effectively manage our growth and to retain key and highly skilled personnel; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or those of our third-party service providers; our principal stockholders have substantial control over us; the inapplicability of the “corporate opportunity” doctrine to any director or stockholder who is not employed by us; anti-takeover provisions in our organizational documents and under the General Corporation Law of the State of Delaware; our inability to design, implement or maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; the negative impacts of sustained inflation on our business; disruptions in the banking and financial sector that limit our or our partners’ ability to access capital and borrowings; the physical, transition and litigation risks presented by climate change; and other events beyond our control. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this press release and the documents that we reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements speak only as of the date of this press release, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”) rules. These non-GAAP financial measures are provided in addition to, and not as a substitute for or superior to measures of, financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the presented non-GAAP financial measures as tools for comparison.

This press release may not be reproduced, forwarded to any person or published, in whole or in part.

ALLEGRO MICROSYSTEMS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Three-Month Period Ended		Six-Month Period Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$275,509	$237,666	$553,802	$455,419
Cost of goods sold	116,006	105,644	236,349	205,023
Gross profit	159,503	132,022	317,453	250,396
Operating expenses:
Research and development	43,428	35,567	86,403	69,424
Selling, general and administrative	43,160	36,617	87,389	106,397
Total operating expenses	86,588	72,184	173,792	175,821
Operating income	72,915	59,838	143,661	74,575
Interest and other income (expense)	156	(752)	(2,486)	(3,241)
Income before income taxes	73,071	59,086	141,175	71,334
Income tax provision	7,400	8,438	14,615	10,403
Net income	65,671	50,648	126,560	60,931
Net income attributable to non-controlling interests	54	34	93	70
Net income attributable to Allegro MicroSystems, Inc.	$65,617	$50,614	$126,467	$60,861
Net income per common share attributable to Allegro MicroSystems, Inc.:
Basic	$0.34	$0.26	$0.66	$0.32
Diluted	$0.34	$0.26	$0.65	$0.32
Weighted average shares outstanding:
Basic	192,431,094	191,284,631	192,214,210	190,959,616
Diluted	195,100,855	192,639,576	195,055,495	192,654,097

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Six-Month Period Ended		Change
	September 29, 2023	September 23, 2022	Amount	%	September 29, 2023	September 23, 2022	Amount	%
	(Dollars in thousands)				(Dollars in thousands)
Automotive	$205,936	$157,398	$48,538	31%	$395,634	$307,047	$88,587	29%
Industrial	51,114	48,176	2,938	6%	119,298	88,316	30,982	35%
Other	18,459	32,092	(13,633)	(42)%	38,870	60,056	(21,186)	(35)%
Total net sales	$275,509	$237,666	$37,843	16%	$553,802	$455,419	$98,383	22%

ALLEGRO MICROSYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 29,	March 31,
	2023 (Unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$370,013	$351,576
Restricted cash	8,418	7,129
Trade accounts receivable, net	118,947	111,290
Trade and other accounts receivable due from related party	741	13,494
Inventories	173,089	151,301
Prepaid expenses and other current assets	39,938	27,289
Current portion of related party note receivable	3,750	3,750
Total current assets	714,896	665,829
Property, plant and equipment, net	312,047	263,099
Deferred income tax assets	68,385	50,359
Goodwill	27,707	27,691
Intangible assets, net	51,677	52,378
Related party note receivable, less current portion	6,563	8,438
Equity investment in related party	25,474	27,265
Other assets	78,188	86,096
Total assets	$1,284,937	$1,181,155
Liabilities, Non-Controlling Interests and Stockholders' Equity
Current liabilities:
Trade accounts payable	$62,603	$56,256
Amount due to related party	3,041	9,682
Accrued expenses and other current liabilities	68,597	99,387
Total current liabilities	134,241	165,325
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Other long-term liabilities	27,408	24,015
Total liabilities	186,649	214,340
Commitments and contingencies
Stockholders' Equity:
Preferred stock	—	—
Common stock	1,925	1,918
Additional paid-in capital	683,891	674,179
Retained earnings	436,782	310,315
Accumulated other comprehensive loss	(25,509)	(20,784)
Equity attributable to Allegro MicroSystems, Inc.	1,097,089	965,628
Non-controlling interests	1,199	1,187
Total stockholders' equity	1,098,288	966,815
Total liabilities, non-controlling interests and stockholders' equity	$1,284,937	$1,181,155

ALLEGRO MICROSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Six Months Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$65,671	$50,648	$126,560	$60,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,080	12,207	29,353	24,125
Amortization of deferred financing costs	73	25	107	49
Deferred income taxes	(9,772)	(8,647)	(18,134)	(16,431)
Stock-based compensation	10,877	8,204	21,919	42,340
Loss on disposal of assets	43	253	43	250
Change in fair value of contingent consideration	—	(2,500)	—	(2,700)
Provisions for inventory and receivables reserves	4,239	(2,408)	9,422	232
Change in fair value of marketable securities	(72)	(28)	3,579	3,458
Changes in operating assets and liabilities:
Trade accounts receivable	2,676	10,238	(7,645)	5,520
Accounts receivable - other	1,052	(168)	(369)	2,546
Inventories	(3,274)	(12,440)	(31,221)	(17,328)
Prepaid expenses and other assets	(7,305)	3,632	(16,084)	(9,470)
Trade accounts payable	(15,736)	4,853	2,695	8,928
Due (from) to related party	(3,990)	(2,414)	6,112	(5,681)
Accrued expenses and other current and long-term liabilities	(12,832)	(6,204)	(29,944)	(4,965)
Net cash provided by operating activities	46,730	55,251	96,393	91,804
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,191)	(20,831)	(76,101)	(35,220)
Acquisition of business, net of cash acquired	—	(19,728)	—	(19,728)
Proceeds from sale of marketable securities	6,204	—	16,175	—
Net cash used in investing activities	(24,987)	(40,559)	(59,926)	(54,948)
Cash flows from financing activities:
Loans made to related party	—	(7,500)	—	(7,500)
Loan made to affiliate	(4,000)	—	(4,000)	—
Receipts on related party note receivable	937	468	1,875	937
Payments for taxes related to net share settlement of equity awards	(1,669)	—	(14,091)	(9,606)
Proceeds from issuance of common stock under employee stock purchase plan	—	1,573	1,899	1,573
Payment for debt issuance costs	—	—	(1,450)	—
Net cash used in by financing activities	(4,732)	(5,459)	(15,767)	(14,596)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(901)	(2,223)	(974)	(8,777)
Net increase in cash and cash equivalents and restricted cash	16,110	7,010	19,726	13,483
Cash and cash equivalents and Restricted cash at beginning of period	362,321	296,272	358,705	289,799
Cash and cash equivalents and restricted cash at end of period:	$378,431	$303,282	$378,431	$303,282

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income and non-GAAP Basic and Diluted Earnings per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. These non-GAAP Financial Measures exclude costs related to acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related party activities and other non-operational costs.

Non-GAAP Provision for Income Tax

In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:

•
Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit

GAAP Gross Profit	$159,503	$157,950	$132,022	$317,453	$250,396
Non-GAAP adjustments
Purchased intangible amortization	273	402	378	675	651
Stock-based compensation	946	2,606	1,124	3,552	1,956
Total Non-GAAP Adjustments	$1,219	$3,008	$1,502	$4,227	$2,607

Non-GAAP Gross Profit	$160,722	$160,958	$133,524	$321,680	$253,003
Non-GAAP Gross Margin (% of net sales)	58.3%	57.8%	56.2%	58.1%	55.6%

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of Non-GAAP Operating Expenses

GAAP Operating Expenses	$86,588	$87,204	$72,184	$173,792	$175,821

Research and Development Expenses
GAAP Research and Development Expenses	43,428	42,975	35,567	86,403	69,424
Non-GAAP adjustments
Transaction-related costs	2	7	201	9	403
Stock-based compensation	3,602	2,868	1,711	6,470	2,839
Non-GAAP Research and Development Expenses	39,824	40,100	33,655	79,924	66,182

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	43,160	44,229	39,117	87,389	109,097
Non-GAAP adjustments
Transaction-related costs	1,804	3,072	63	4,876	1,660
Purchased intangible amortization	357	358	23	715	45
Restructuring costs	—	—	90	—	4,372
Stock-based compensation	6,329	5,568	5,369	11,897	37,545
Other costs	100	—	—	100	—
Non-GAAP Selling, General and Administrative Expenses	34,570	35,231	33,572	69,801	65,475

Change in fair value of contingent consideration	—	—	(2,500)	—	(2,700)

Total Non-GAAP Adjustments	12,194	11,873	4,957	24,067	44,164

Non-GAAP Operating Expenses	$74,394	$75,331	$67,227	$149,725	$131,657

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of Non-GAAP Operating Income

GAAP Operating Income	$72,915	$70,746	$59,838	$143,661	$74,575

Transaction-related costs	1,806	3,079	(2,236)	4,885	(637)
Purchased intangible amortization	630	760	401	1,390	696
Restructuring costs	—	—	90	—	4,372
Stock-based compensation	10,877	11,042	8,204	21,919	42,340
Other costs	100	—	—	100	—
Total Non-GAAP Adjustments	$13,413	$14,881	$6,459	$28,294	$46,771

Non-GAAP Operating Income	$86,328	$85,627	$66,297	$171,955	$121,346
Non-GAAP Operating Margin (% of net sales)	31.3%	30.8%	27.9%	31.0%	26.6%

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$65,671	$60,889	$50,648	$126,560	$60,931

Interest expense	978	769	531	1,747	968
Interest income	(1,070)	(843)	(467)	(1,913)	(784)
Income tax provision	7,400	7,215	8,438	14,615	10,403
Depreciation & amortization	15,145	14,273	12,207	29,418	24,125
EBITDA	$88,124	$82,303	$71,357	$170,427	$95,643

Transaction-related costs	1,806	3,079	(2,236)	4,885	(637)
Restructuring costs	—	—	90	—	4,372
Stock-based compensation	10,877	11,042	8,204	21,919	42,340
Other costs	1,301	4,589	988	5,890	3,411
Adjusted EBITDA	$102,108	$101,013	$78,403	$203,121	$145,129
Adjusted EBITDA Margin (% of net sales)	37.1%	36.3%	33.0%	36.7%	31.9%

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of Non-GAAP Profit before Tax

GAAP Income before Income Taxes	$73,071	$68,104	$59,086	$141,175	$71,334

Transaction-related costs	1,806	3,079	(2,236)	4,885	(637)
Purchased intangible amortization	630	760	401	1,390	696
Restructuring costs	—	—	90	—	4,372
Stock-based compensation	10,877	11,042	8,204	21,919	42,340
Other costs	1,301	4,589	988	5,890	3,411
Total Non-GAAP Adjustments	$14,614	$19,470	$7,447	$34,084	$50,182

Non-GAAP Profit before Tax	$87,685	$87,574	$66,533	$175,259	$121,516

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of Non-GAAP Provision for Income Taxes

GAAP Income Tax Provision	$7,400	$7,215	$8,438	$14,615	$10,403
GAAP effective tax rate	10.1%	10.6%	14.3%	10.4%	14.6%

Tax effect of adjustments to GAAP results	2,554	3,826	(1,663)	6,380	4,237

Non-GAAP Provision for Income Taxes	$9,954	$11,041	$6,775	$20,995	$14,640
Non-GAAP effective tax rate	11.4%	12.6%	10.2%	12.0%	12.0%

	Three-Month Period Ended			Six-Month Period Ended
	September 29, 2023	June 30, 2023	September 23, 2022	September 29, 2023	September 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
Reconciliation of Non-GAAP Net Income

GAAP Net Income	$65,671	$60,889	$50,648	$126,560	$60,931
GAAP Basic Earnings per Share	$0.34	$0.32	$0.26	$0.66	$0.32
GAAP Diluted Earnings per Share	$0.34	$0.31	$0.26	$0.65	$0.32

Transaction-related costs	1,806	3,079	(2,236)	4,885	(637)
Purchased intangible amortization	630	760	401	1,390	696
Restructuring costs	—	—	90	—	4,372
Stock-based compensation	10,877	11,042	8,204	21,919	42,340
Other costs	1,301	4,589	988	5,890	3,411
Total Non-GAAP Adjustments	14,614	19,470	7,447	34,084	50,182
Tax effect of adjustments to GAAP results	$(2,554)	$(3,826)	$1,663	$(6,380)	$(4,237)
Non-GAAP Net Income	$77,731	$76,533	$59,758	$154,264	$106,876
Basic weighted average common shares	192,431,094	191,997,330	191,284,631	192,214,210	190,959,616
Diluted weighted average common shares	195,100,855	194,991,906	192,639,576	195,055,495	192,654,097
Non-GAAP Basic Earnings per Share	$0.40	$0.40	$0.31	$0.80	$0.56
Non-GAAP Diluted Earnings per Share	$0.40	$0.39	$0.31	$0.79	$0.55

Investor Contact:

Jalene Hoover

VP of Investor Relations & Corporate Communications

+1 (512) 751-6526

jhoover@allegromicro.com